Exhibit 99.1

News Release

Contact:

Joseph P. O’Connell

Senior Vice President, Chief Financial Officer

(800) 343-4039

ALOT@investorrelations.com

AstroNova Reports First-Quarter Fiscal 2017 Net Sales of

$24.1 Million; Diluted EPS of $0.14

Board of Directors Declares Regular Cash Dividend of $0.07 per share

Quarterly Highlights:

•	Net sales increase 8.6 percent year-over-year, driven by growth in both the Product Identification (previously QuickLabel) and Test & Measurement segments

•	Both segments release significant new products

•	International sales up 13 percent on strong performance in Europe and Asia

WEST WARWICK, R.I., May 17, 2016 – Astro-Med, Inc., d/b/a AstroNova (NASDAQ: ALOT), a leading manufacturer of data visualization technology products for the aerospace, specialty printing and test and measurement markets, today reported financial results for the first quarter of fiscal 2017 ended April 30, 2016.

“Our first-quarter performance highlights the progress of AstroNova’s ongoing strategic evolution as a global leader in products and technologies that acquire complex signal and network data and then transform it into human-usable formats for visualization and analysis,” said Gregory A. Woods, the Company’s President and Chief Executive Officer. “Our continuing focus on operational excellence, new product development and geographic expansion is helping to drive top-line growth, profitability and free cash flow, positioning us for a bright future.”

Net sales for the first quarter were $24.1 million, an increase of 8.6 percent from $22.2 million for the prior-year period. Sales in the Product Identification segment were up 6.1 percent to $16.6 million from $15.6 million in the first quarter of fiscal 2016. Sales in the Test & Measurement segment increased 14.4 percent to $7.5 million from $6.6 million in the comparable period of fiscal 2016. Domestic sales increased 6.7 percent and international sales were up 13.1 percent compared with the prior-year period.

Net income for the first quarter of fiscal 2017 was $1.0 million, or $0.14 per diluted share, compared with $1.2 million, or $0.16 per diluted share, for the same period a year earlier.

Operating expenses for the fiscal 2017 first quarter were $7.9 million, compared with $7.6 million for the year-earlier period.

Cash and marketable securities at April 30, 2016 totaled $23.3 million, compared with cash and marketable securities of $20.4 million at year-end fiscal 2016.

Recent Highlights

•	AstroNova launched the QL-111 color label printer, a cost-efficient printer for industrial, commercial, warehouse and manufacturing and distribution facility applications. The QL-111 helps customers meet the demands of the Lean Manufacturing environment.

•	AstroNova received Honeywell Aerospace’s prestigious “Supplier of the Year” award for the Company’s outstanding achievement in design, development and delivery of flight deck printers.

•	AstroNova introduced the DDX100 SMARTCORDER™, the latest addition to the Company’s Daxus data acquisition platform. The DDX100 is a fully integrated portable system that combines the Daxus data acquisition engine and software with a large 14” color touchscreen interface.

•	AstroNova’s ToughWriter® 5 printer has been selected for inclusion in the Boeing catalog for the B737NG and B737 MAX aircraft, building on the Company’s strong relationship with Boeing. Airlines now have the option of including the ToughWriter 5 as a pre-installed component when ordering new 737 aircraft.

Board Declares Quarterly Dividend

On May 16, 2016, the Board of Directors of Astro-Med, Inc. declared a regular quarterly cash dividend of $0.07 per share. The dividend, which represents a cash dividend of $0.28 per share on an annualized basis, is payable on June 28, 2016, to shareholders of record June 10, 2016.

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Business Outlook

“We expect to achieve solid growth and profitability in fiscal 2017 while continuing the strategic, purposeful investments necessary to drive increasing returns for our shareholders,” Woods said.

Fiscal 2017 First-Quarter Conference Call

AstroNova will conduct an investor conference call at 9:00 a.m. ET today. Investors can participate in the conference call by dialing 888-516-2438 (U.S. and Canada) or 719-325-2219 (International) with passcode 301924.

Please join the call at least five minutes prior to the start time. You can also hear a live webcast of the call by accessing the Investors section of AstroNova’s website, www.astronovainc.com.

Following the live broadcast, an audio webcast replay of the call will be available at www.astronovainc.com. A telephone replay of the conference call will be available for seven days by dialing 888-203-1112 (U.S. and Canada) or 719-457-0820 (International) with passcode 9805438.

About AstroNova

Astro-Med, Inc., d/b/a AstroNova, a global leader in data visualization technologies, designs, manufactures, distributes and services a broad range of products that acquire, store, analyze and present data in multiple formats. The Product Identification segment offers a variety of hardware and software products and associated consumables that allow customers to mark, track and enhance the appearance of their products. Major brands include QuickLabel®, the industry leader in onsite digital color label printing. The Test and Measurement segment includes the T&M Product Group, which offers a suite of products and services that acquire and record electronic signal data from local and networked sensors. The Test and Measurement segment also includes a line of Aerospace Products that are used in aircraft flight decks to print flight plans, navigation information, ground communications and airport diagrams and in aircraft cabins to print maintenance data, receipts and passenger manifests. Astro-Med, Inc. is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting www.astronovainc.com.

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Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning growth through acquisitions, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and subsequent filings Astro-Med makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

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ASTRO-MED, INC.

Consolidated Statements of Income

In Thousands Except for Per Share Data

(Unaudited)

	April 30, 2016	May 2, 2015
Net Sales	$24,110	$22,206
Cost of Sales	14,637	13,176
Gross Profit	9,473	9,030
	39.3%	40.7%
Operating Expenses:
Selling and Marketing	4,831	4,329
Research and Development	1,444	1,796
General and Administrative	1,651	1,457

	7,926	7,582
Operating Income	1,547	1,448
	6.4%	6.5%
Other (Expense) Income, Net	(52)	234

Income Before Taxes	1,495	1,682
Income Tax Provision	476	471

Net Income	$1,019	$1,211

Net Income per Common Share - Basic	$0.14	$0.17

Net Income per Common Share - Diluted	$0.14	$0.16

Weighted Average Number of Common Shares - Basic	7,358	7,280
Weighted Average Number of Common Shares - Diluted	7,524	7,454
Dividends Declared Per Common Share	$0.07	$0.07

Selected Balance Sheet Data

In Thousands

(Unaudited)

	As of April 30, 2016	As of January 31, 2016
Cash & Marketable Securities	$23,308	$20,419
Current Assets	$57,672	$54,514
Total Assets	$80,737	$77,963
Current Liabilities	$11,175	$9,548
Shareholders’ Equity	$68,474	$67,373

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